UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 2009 athenahealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33689	04-3387530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Arsenal Street, Watertown, MA	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   617-402-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2009, the compensation committee of the Board of Directors of athenahealth, Inc. (the "Company") adopted The athenahealth Executive Incentive Plan (the "Plan") relating to the payment of cash incentive compensation to the executive officers of the Company. The Plan is administered by the Company’s Board of Directors or its designated committee (the “Plan Administrator”) and has two parts, one for the Company’s Chief Executive Officer (the “CEO Plan”) and another for the heads of the Company’s corporate and divisional areas (the “SLT Plan”). The Plan Administrator determines incentive compensation awards under the CEO Plan annually. The Chief Executive Officer determines incentive compensation awards under the SLT Plan on an annual basis, and the Plan Administrator then approves those SLT Plan awards. Upon a change of control, death, disability, retirement, termination, or other change of position, a participant of the Plan will be eligible for payment of an award pro-rated for the time of his or her participation in the Plan prior to the disqualifying event.

The SLT Plan goals are set forth in one or more corporate scorecards that include metrics relating to the Company’s financial performance, estimated bookings, client experience, service operations performance, and retention of the Company’s employees. Each of these metrics is weighted by percentage, and the particular scorecards used to evaluate the performance of each executive officer are determined on a case-by-case basis. In regard to the CEO Plan, the goal for fiscal year 2009 is linked to the Company’s income before taxes, excluding stock option accounting expenses and any expenses associated with accounting for the previously reported interest rate swap between the Company and Bank of America, N.A. Any and all provisions of the Plan, including underlying goals, may be cancelled, altered, or amended by the Plan Administrator at any time. The Company cannot currently determine the benefits, if any, to be paid under the Plan in the future to the Company’s executives. However, a more detailed summary of cash incentive goals for our named executive officers for fiscal year 2009 is set forth in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 24, 2009.

The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	The athenahealth Executive Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

athenahealth, Inc.
(Registrant)

May 6, 2009	/s/ DANIEL H. ORENSTEIN
(Date)	Daniel H. Orenstein
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	The athenahealth Executive Incentive Plan